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                                                                       Exhibit 4

                          M/I SCHOTTENSTEIN HOMES, INC.
                          -----------------------------
                                      1993
                                      ----
                              STOCK INCENTIVE PLAN
                              --------------------
                                   AS AMENDED
                                   ----------



         1. Purpose. This document shall serve as an amendment and restatement of the M/I Schottenstein Homes of Ohio, Inc. 1993 Stock Incentive Plan. The Plan, as amended, is intended to continue to advance the interest of the Company, its Subsidiaries and the Company's shareholders by providing additional incentive to attract, retain and reward selected directors, executives, key employees, consultants and advisors upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to provide additional motivation for such personnel to exert additional effort toward the Company's growth and success.

         2.       Definitions.

                  (a) "Award" means any one or more shares of Restricted Stock, Options or SARs which are granted under this Plan.

                  (b) "Beneficiary" means the person or persons last designated by a Participant to receive such amounts or rights under this Plan with respect to such Participant by reason of the death of such Participant. A Participant may designate a Beneficiary, or change any Beneficiary previously designated by him or her, by delivering to the Committee a writing setting forth the name and address of the person so designated together with a signed statement by the Participant of his or her intention that the person so designated be the Beneficiary hereunder. In the absence of such a designation, the Participant's estate shall be treated as his or her designated Beneficiary under this Plan.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means (i) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Irving E. Schottenstein or any of his immediate family members or lineal descendants, any heir of the foregoing, any trust for the benefit of any of the foregoing, any private charitable foundation or any partnership, limited liability company or corporation owned or controlled by some or all of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding voting capital stock of the Company or (ii) the failure of the directors of the Company on the date hereof (the "Current Board"), or such directors

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                           who are elected or recommended or endorsed for
                           election to the board of directors of the Company by a majority of the Current Board or their successors so elected, recommended or endorsed, to constitute a majority of the board of directors of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Committee" means the Compensation Committee of the Board, as specified in paragraph 3 herein, or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.

                  (g) "Common Stock" means the Company's $.01 par value common stock.

                  (h)      "Company" means M/I Schottenstein Homes, Inc.

                  (i) "Date of Grant" means the date on which an Award is granted under the Plan.

                  (j)      "Director" means a member of the Board.

                  (k) "Employer" means the Company and any Parent and all Subsidiaries.

                  (l) "Fair Market Value" shall mean the value of the Common Stock as of a particular date as determined by the Committee, provided that if the Common Stock is traded in a public market, the Fair Market Value per share shall be the mean between the closing "bid" and "asked" prices thereof or the mean between the highest and lowest quoted selling prices thereof, as applicable, as reported in customary financial reporting services on the business day coincident with or next preceding the day as to which the Fair Market Value is determined.

                  (m) "ISO" means an incentive stock option as such term is defined in Code Section 422(b).

                  (n) "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

                  (o) "NQSO" means an Option that is not an ISO, including but not limited to an Option that would qualify as an ISO as of the Date of Grant but for the fact that such Option specifies that it will not be treated as an ISO.



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                  (p)      "Option" means an option to purchase Common Stock
                           that is granted under this Plan.

                  (q) "Option Agreement" means a written agreement between the Company and a Participant setting forth terms and conditions applicable to an Option granted to the Participant.

                  (r) "Optionee" means a Participant to whom an Option which has not expired has been granted under this Plan.

                  (s) "Parent" or "Parents" means a parent corporation or corporations of the Company as defined in Code
                           Section 424(e).

                  (t) "Participant" means a person who is eligible to participate in the Plan pursuant to paragraph 5 and who has been selected by the Committee to receive an Award under this Plan.

                  (u) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

                  (v) "Reorganization" means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale or exchange, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly--owned subsidiary of another company after the effective date of the Reorganization.

                  (w) "Restricted Stock" means shares of Common Stock granted under the Plan which are subject to restrictions or conditions specified by the Committee pursuant to this Plan.

                  (x) "Restricted Stock Agreement" means a written agreement between the Company and a Participant setting forth the restrictions and conditions applicable to Restricted Stock granted to the Participant.

                   (y) "SAR" means a right to receive financial benefits under the terms of this Plan equal in value to the excess of (i) the Fair Market Value of the shares subject to the SAR as of the date of exercise of the SAR over (ii) the Fair Market Value of such shares on the Date of Grant of the SAR.

                   (z) "SAR Agreement" means a written agreement between the Company and a Participant setting forth terms and conditions applicable to a SAR granted to the Participant.



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                  (aa)     "Subsidiary" or "Subsidiaries" means a subsidiary
                           corporation or corporations of the Company as defined in Code Section 424(f).

                  (bb) "Ten Percent Shareholder" means an employee of the Employer who owns, or is considered as owning for purposes of Code Section 422(b)(6), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary.

         3. Administration of Plan. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. Notwithstanding any provision contained herein, to the extent that any Award is designed to comply with the Performance-Based Exception, the Committee shall satisfy the requirements contained in Section 1.162-27(c)(4) of the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code. For purposes of granting Awards under the Plan, the Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act, or any successor rule or regulation, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall keep a record of all of its proceedings and actions and shall keep, or cause an appropriate officer of the Company to keep, all such books of account, records and other data as may be necessary for the proper administration of this Plan, and it shall report all action taken by it to the Board. Members of the Committee may be granted an Award only by a majority of the disinterested members of the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of this Plan, to determine the type or types of Awards and the individuals to whom and the time or times at which each Award shall be granted; to construe and interpret the Plan; to specify terms and provisions of the respective Awards and of any stock restriction agreement, option agreement or other agreement related to such Award, which terms and provisions need not be identical for Awards made to different individuals or to a particular individual; and to make all other determinations and take all other actions it deems necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4.       Common Stock Subject to the Plan.

                  (a) The maximum number of shares of Common Stock in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Paragraph 10 of the Plan, in each calendar year during any part of which the Plan is effective shall be five percent (5%) of the total issued and outstanding shares of Common Stock as of the first day of each such year the Plan is in effect. Notwithstanding the foregoing, in no event shall more than one hundred thousand (100,000) shares of Common Stock be cumulatively available for Awards of ISO's under the Plan.

                  (b) The shares of Common Stock to be issued with respect to this Plan may be authorized but unissued shares, shares issued and reacquired by the



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                           Company or shares bought on the market for the
                           purposes of this Plan. In the event any shares of Restricted Stock shall for any reason be forfeited or any Option or SAR shall, for any reason, terminate or expire or be surrendered without having been exercised in full, such forfeited shares and the shares subject to such Option or SAR but not issued thereunder shall again be available to be issued with respect to this Plan.

                  (c) Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to a grant of such Award under the Plan:

                           (i) The maximum aggregate number of shares of Common Stock (relating to Options and SARs) that may be granted or that may vest, as applicable, during any fiscal year pursuant to any such Options or SARs held by any Named Executive Officer shall be two hundred thousand (200,000). For this purpose, to the extent that any Option that is granted or is vested during any fiscal year is canceled (as described in Section
                                    1.162-27(e)(2)(vi)(B) of the final
                                    regulations under Section 162(m) of the
                                    Code) during such fiscal year, such canceled
                                    Option shall continue to be counted against the foregoing maximum aggregate number of shares of Common Stock that may be granted or that may vest during such fiscal year pursuant to any such Option or SAR held by a Named Executive Officer under the Plan; and

                           (ii) The amount of compensation that a Named Executive Officer may receive pursuant to an Option or SAR shall be based solely upon the increase in the value of the Common Stock subject to the Option or the SAR after the grant of the Option or the SAR.

         5. Participants. Awards may be granted under this Plan to any person who is an officer or employee (including officers and employees who are also Directors) of the Employer, any consultant or advisor to the Employer and any non--employee members of the Board as determined by the Committee; provided, however, that no Director, consultant or advisor who is not an employee of the Employer may be granted an ISO under this Plan.

         6.       Terms and Conditions of Restricted Stock.

                  (a) Generally. Shares of Restricted Stock awarded under this Plan shall be duly and validly issued and outstanding, fully paid and nonassessable shares of Common Stock, and from the time of the issuance thereof shall have all voting, dividend and distribution rights of other outstanding shares of such class, but shall be subject to restrictions provided for or contemplated in this Plan or in a Restricted Stock Agreement or required under any applicable laws.



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                  (b)      Restrictions. Among other restrictions and
                           conditions, the Committee may, in its discretion at the time of an Award of Restricted Stock, impose a substantial risk of forfeiture of such Restricted Stock by the Participant, and such restrictions on the transfer or disposition of such Restricted Stock (such as, without limitation, requiring that such shares become transferable or subject to disposition by Participant only in installments over a period of time) as the Committee may deem appropriate. Any restrictions imposed by the Committee shall be set forth in a Restricted Stock Agreement.

                  (c) Escrow. During the duration of any substantial risk of forfeiture or any restrictions on transfer or disposition of Restricted Stock which are imposed by the Committee, the Committee may, in its discretion, require that the stock certificates evidencing such Restricted Stock be held in escrow by the Secretary or another officer of the Company designated by the Committee, to be delivered to the Participant (or, if required, back to the Company for cancellation or other disposition) in such circumstances, at such times and in such numbers of shares as shall be directed by the Committee under the terms of this Plan or the applicable Restricted Stock Agreement.

                  (d) Waiver of Restrictions. If a substantial risk of forfeiture or restrictions on transfer or disposition of Restricted Stock are imposed, the Committee may, in its sole discretion, accelerate, in whole or in part, the time of termination of such risk or restrictions, (i) in the event that any financial hardship may arise with respect to a Participant or the successor--in--interest of a Participant, (ii) in the event of any change in existing tax or other applicable laws, regulations or rulings which would have a substantial adverse effect on the treatment of the compensation provided for herein for tax purposes, or (iii) under such other circumstances as the Committee deems appropriate.

                  (e) Change of Control. Any substantial risk of forfeiture or restrictions on transfer or disposition of Restricted Stock shall immediately lapse upon the occurrence of a Change of Control. The provisions of this subparagraph (e) shall apply to any shares of Restricted Stock awarded and outstanding under this Plan as of the effective date of this amended and restated Plan, as well as, any shares of Restricted Stock awarded under this Plan after such effective date.



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         7.       Terms and Conditions of Options. Any Option granted under
this Plan shall be evidenced by an Option Agreement, containing such terms and in such form as the Committee may from time to time determine, subject to the following limitations and conditions:

                  (a) ISO Limitations. In the case of any ISO, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by
                           Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of shares of Common Stock (determined at the time that such Option is granted) for which any ISO is exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

                  (b) Option Price. The exercise price for the Common Stock subject to each Option shall be determined by the Committee, but:

                           (i) With respect to any NQSO granted to an employee of the Employer, the exercise price shall be no less than fifteen percent (15%) of Fair Market Value on the Date of Grant;

                           (ii) With respect to any NQSO granted to a Director, consultant or advisor who is not an employee of the Employer and any ISO granted to an employee who is not a Ten Percent Shareholder (in each case, determined as of the Date of Grant), the exercise price shall be no less than one hundred percent (100%) of Fair Market Value on the Date of Grant; and

                           (iii) With respect to any ISO granted to a Ten Percent Shareholder, the exercise price shall be no less than one hundred ten percent (110%) of Fair Market Value on the Date of Grant.

                  (c) Period of Option. The expiration date of each Option shall be fixed by the Committee. Notwithstanding the foregoing or any other provision of this Plan, (i) such expiration date shall not be more than ten (10) years from the Date of Grant, and (ii) if the Option is an ISO which is granted to a Ten Percent Shareholder, such expiration date shall not be more than five (5) years from the Date of Grant.

                  (d) Stockholder Rights. Neither an Optionee nor his Beneficiary shall have any of the rights of a stockholder of the Company until the certificates evidencing shares purchased upon exercise of an Option are properly delivered to such Optionee or his Beneficiary.



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                  (e)      Exercise of Option. Each Option shall be exercisable
                           from time to time over a period commencing no earlier than 9 months after the Date of Grant and ending upon the expiration or termination of the Option; provided, however, if the Option is granted to a Director, consultant or advisor who is not an employee of the Employer on the Date of Grant, such Option shall be exercisable commencing no earlier than one year after the Date of Grant. The Committee shall, by the provisions of individual Option Agreements, specify the period or periods of time during which each Option is exercisable and the number of shares purchasable thereunder in any such period or periods. Options granted under this paragraph 7 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment of the Option price for the shares to be exercised. The Option price upon exercise of any Option shall be payable to the Company in full either, in the discretion of the Committee or the Board: (a) in cash or its equivalent, or (b) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option price), or (c) by a combination of
                           (a) and (b). The Committee may provide, by inclusion of appropriate language in an Option Agreement, that payment in full of the Option price need not accompany the written notice of exercise provided the notice of exercise directs that the certificate or certificates for the shares of Common Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option.

                  (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. No Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

                  (g) Termination of Employment. Upon termination of an Optionee's employment with the Employer for any reason other than the Optionee's retirement, death or disability, his option privileges shall be limited to the



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                           shares which were immediately purchasable by him at
                           the date of such termination, and such option privileges shall expire unless exercised by him within 30 days after the date of such termination. The granting of an Option to an eligible person does not alter in any way the Employer's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for pursuant to this Plan.

                  (h) Death of Optionee. If an Optionee dies while in the employ of the Employer, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of death, and such option privileges shall expire unless exercised by his Beneficiary within one year after the date of the Optionee's death.

                  (i) Retirement or Disability. If an Optionee retires or suffers a disability while in the employ of the Employer, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of his retirement or disability, and such option privileges shall expire unless exercised by him (or his representative, in the case of disability) within one year after his termination of employment. Notwithstanding the previous sentence, in the case of an ISO, an Optionee's option privileges shall expire 90 days following his termination of employment from the Employer due to his retirement. For purposes of this subparagraph (i), an Optionee shall be considered to have "retired" if he terminates his service with the Employer at a time when he has satisfied the relevant standards for retirement applied by the Employer to the position then held by the Optionee; and an Optionee shall be considered to have suffered a "disability" if he is considered to have suffered a permanent and total disability, as defined in Section 22(e)(3) of the Code.

                  (j) Change of Control. Upon the occurrence of a Change in Control, the shares of Common Stock with respect to each Option shall be immediately exercisable, notwithstanding any restriction upon exercise of such Option which may be contained in this Plan or in the applicable Option Agreement. Any option privileges shall expire unless exercised by the Participant within 15 days after the date of a Change of Control. The provisions of this subparagraph (j) shall apply to any Option outstanding as of the effective date of this amended and restated Plan, as well as, any Option granted after such effective date.

                  (k) Restrictions on Issuing Shares. The exercise of each Option shall be subject to, and shall not be effective until, the complete satisfaction, as determined by the Committee in its discretion, of all
                           (i) withholding obligations, (ii) listing, registration, or qualification requirements imposed by any securities exchange or under any state or federal law, and



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                           (iii) consents or approvals of any regulatory body,
                           the Board or the Company's stockholders which are necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto.

         8. Terms and Conditions of SARs. Any SAR granted under this Plan shall be evidenced by a SAR Agreement, containing such terms and in such form as the Committee may in its discretion determine, subject to the following limitations and conditions:

                  (a) Period of SAR. The expiration date of each SAR shall be fixed by the Committee. Notwithstanding the foregoing or any other provision of the Plan, such expiration date shall not be more than ten (10) years from the Date of Grant.

                  (b) Exercise of SAR. Each SAR shall be exercisable from time to time over a period commencing no earlier than 9 months after the Date of Grant and ending upon the expiration or termination of the SAR; provided, however, if the SAR is granted to a Director, consultant or advisor who is not an employee of the Employer on the Date of Grant, such SAR shall be exercisable commencing no earlier than one year after the Date of Grant. The Committee shall, by the provisions of individual SAR Agreements, specify the period or periods of time and the extent to which each SAR is exercisable. Upon his exercise of a SAR, the Participant shall be permitted to elect payment in cash, shares of Common Stock or a combination of both.

                  (c) Nontransferability of SAR. No SAR shall be transferable or assignable by a Participant otherwise than by will or the laws of descent and distribution, and each SAR shall be exercisable, during the Participant's lifetime, only by the Participant. No SAR shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

                  (d) Termination of Employment. Upon termination of a Participant's employment with the Employer for any reason other than the Participant's death, his ability to exercise his SARs shall be limited to the extent to which his SARs were exercisable by him at the date of such termination, and his SARs shall expire unless exercised by him within 15 days after the date of such termination. The granting of a SAR to an eligible person does not alter in any way the Company's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for pursuant to this Plan.

                  (e) Death of Participant. If a Participant dies while in the employ of the Employer, his Beneficiary's ability to exercise the Participant's SARs shall



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                           be limited to the extent to which such SARs were
                           exercisable by the Participant at the date of death, and such SARs shall expire unless exercised by the Beneficiary within one year after the date of the Participant's death.

                  (f) Change in Control. Upon the occurrence of a Change of Control, each outstanding SAR shall be immediately exercisable, notwithstanding any restriction or limitation on such exercise contained in this Plan or in the applicable SAR Agreement. Any SAR shall expire unless exercised by a Participant within 15 days after the date of a Change of Control. The provisions of this subparagraph (f) shall apply to any SAR outstanding as of the effective date of this amended and restated Plan, as well as, with respect to any SAR awarded after such effective date.

                  (g) Restrictions on Issuing Shares. The exercise of each SAR shall be subject to, and shall not be effective until, the complete satisfaction, as determined by the Committee in its discretion, of all (i) withholding obligations, (ii) listing, registration, or qualification requirements imposed by any securities exchange or under any state or federal law, and (iii) consents or approvals of any regulatory body, the Board or the Company's stockholders which are necessary or desirable as a condition of, or in connection with, such exercise or the delivery of shares pursuant thereto.

         9. Withholding Tax. At each time when applicable federal, state, and local law requires withholding of income, state disability, social security or other tax, with respect to Restricted Stock, Options or SARs granted to a Participant, such Participant shall promptly pay to the Company the amount necessary to satisfy all such withholding requirements. Such payment must be in the form of any one or a combination of the following: cash, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States. If a Participant does not pay such amount to the Company, the Company shall be authorized on behalf of the Participant to
(i) sell any of the Participant's Restricted Stock held by the Secretary or other officer of the Company in escrow, pursuant to subparagraph 6(c) above, in order to satisfy such withholding requirements and/or (ii) to setoff the amount of such withholding requirements against any amount otherwise due or to become due by the Company to the Participant (under this Plan or otherwise). Upon receiving payment of the Participant's withholding obligation, the Company shall inform such Secretary or other officer that the Participant's withholding requirements under this paragraph 9 have been satisfied.

         10.      Adjustments.

                  (a) If there shall be any change in the Common Stock as a result of any merger, consolidation, reorganization, reclassification, recapitalization, reincorporation, stock split, stock dividend, or other like change in the capital stock of the Company, appropriate adjustments shall be made by the Committee in (i) the number, class or kind of shares of Restricted

                           Stock and Common Stock subject to Options and SARs theretofore granted under this Plan, in order to preserve (but not to increase) the benefits afforded by this Plan to each Participant and (ii) the number of shares which may be allocated to Awards made under this Plan.

                  (b) In the event of the dissolution or liquidation of the Company, any Option or SAR granted under this Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' prior written notice of the date so fixed shall be given to each affected Participant, and each such Participant shall have the right during such period to exercise his Option or SAR in whole or in part thereby including such shares or rights as to which such Option or SAR would not otherwise be exercisable solely by reason of an insufficient lapse of time.

                  (c) In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization,

                           (1) If there is no plan or agreement respecting the Reorganization ("Reorganization
                                    Agreement") or if the Reorganization
                                    Agreement does not specifically provide for the change, conversion, or exchange of the shares subject to outstanding and unexercised Options for securities of another corporation, the Reorganization shall be treated as if it were a dissolution or liquidation subject to subparagraph (b) of this paragraph 10; or

                           (2) If there is a Reorganization Agreement specifically providing for the change, conversion, or exchange of the shares subject to outstanding and unexercised Options for securities of another corporation, the Committee shall equitably adjust the shares subject to such outstanding and unexercised Options (and shall adjust the shares then available to be optioned under the Plan, if the Reorganization Agreement permits) in a manner not inconsistent with the provisions of the Reorganization Agreement. The Committee also shall make equitable adjustments to all outstanding and unexercised SARs.

                           (e) Adjustments and determinations under this paragraph 10 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

         11.      Performance Measures.

                  (a) Unless and until the Committee proposes for a stockholder vote and stockholders approve a change in the general performance measures set forth in this paragraph 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards (relating to Restricted Stock or Options that do not satisfy the requirements of Paragraph 4(c)(ii) hereof) to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives as reported in the Company's Report on Form 10-K:

                           (i)      Return on Assets.

                           (ii)     Return on Sales.

                           (iii)    Return on Equity.

                           (iv)     Cash Flow Return on Investment.

                           (v)      Operating Income.

                           (vi)     EBIT.

                           (vii)    Net Earnings.

                           (viii)   Earnings Per Share.

                  (b) The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards affected by this paragraph 11 held by Named Executive Officers which are designed to qualify for the Performance-Based Exception may not be adjusted upward (but the Committee shall have the discretion to adjust such Awards downward).

                  (c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards of Restricted Stock or Options that do not satisfy the requirements of paragraph 4(c)(ii) to Named Executive Officers which are not designed to qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of

                           Code Section 162(m) and, thus, which use no performance measures or use performance measures other than those specified above. To the extent that the Committee determines that it is advisable to grant Awards of Restricted Stock or Options that do not satisfy the requirements of paragraph 4(c)(ii) to Named Executive Officers which are designed to comply with the Performance-Based Exception, the Committee shall certify, in writing, prior to the payment of any compensation under the Award, that the performance goals and any other material terms were in fact satisfied.

         12. Use of Proceeds. The proceeds received by the Company from the sale of Restricted Stock granted under this Plan or of Common Stock sold pursuant to the exercise of Options granted under this Plan shall be added to the Company's general funds and used for general corporate purposes.

         13. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Awards granted hereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interest of the Company; provided, however, that unless first approved by a vote of a majority of the outstanding voting stock of the Company, no amendment shall be made which would:

                  (a) materially increase the benefits accruing to Participants under the Plan,

                  (b) increase the number of shares of the Company's Common Stock subject to the Plan,

                  (c) modify the requirements regarding eligibility for participation in the Plan,

                  (d)      extend the date as of which the Plan shall terminate.

Unless the Plan shall theretofore have been terminated by the Board or as provided in paragraph 10, this Plan shall terminate on ________________ 2009, ten years after the date this amended and restated Plan was approved by action of the shareholders of the Company. No Restricted Stock, Option or SAR may be granted during any suspension or after the termination of the Plan. Except as provided in paragraph 10, no amendment, suspension, or termination of the Plan shall, without a Participant's consent, alter or impair any of the rights or obligations under any Restricted Stock, Option or SAR theretofore granted to such Participant under this Plan.

         14.      Miscellaneous Provisions.

                  (a) The selection of any person to receive an Award under this Plan shall not give such person any right to be retained in the employ of the Employer, and the right and power of the Employer to discharge any such person shall not be affected by such Award. No person shall have any right or claim whatever, directly, indirectly or by implication, to receive an Award, nor any expectancy thereof, unless and until an Award in fact shall have been made to such person by the Committee as provided herein. An Award hereunder to any person at any time shall not create any right or implication that any other or further Award may or shall be made at another time. Each Award hereunder shall be separate and distinct from every other Award and shall not be construed as a part of any continuing series of Awards or compensation.

                  (b) This Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares. This Plan does not require that Participants hereunder be precluded from participation in such other plans, programs and arrangements.

                  (c) At all times when Code Section 162(m) is applicable, all Awards granted under the Plan to Named Executive Officers shall comply with the requirements of Code
                           Section 162(m); provided, however, that in the event the Committee determines in its discretion that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this subparagraph (c), make any adjustments it deems appropriate.

                  (d) The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Ohio.

         15. Effective Date of Plan. The effective date of this amended and restated Plan is April 22, 1999, the date of its approval by the shareholders of the Company.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 23rd day of April, 1999.

                                            M/I SCHOTTENSTEIN HOMES, INC.


                                            By: /s/ Robert H. Schottenstein
                                               ----------------------------
                                               Robert H. Schottenstein
                                               President

                                OPTION AGREEMENT
                                    UNDER THE
                          M/I SCHOTTENSTEIN HOMES, INC.
                            1993 STOCK INCENTIVE PLAN
                                   AS AMENDED

         This Agreement is made as of _________________________, by and between M/I Schottenstein Homes, Inc., an Ohio corporation (the "Company") and _________ _____________ (the "Employee").

         WHEREAS, the Company adopted the M/I Schottenstein Homes, Inc. 1993 Stock Incentive Plan, as Amended (the "Plan"), which is a part of this Agreement; and available upon request; and

         WHEREAS, in recognition of the valuable services provided by and to be provided by the Employee, the Company has determined that its interests will be advanced by providing an incentive to the Employee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success and thereby have added incentive to work effectively for and in the interests of the Company and its affiliates; and

         WHEREAS, the Employee has acquired and/or shall acquire during his/her employment a considerable amount of confidential and proprietary information with respect to the business of the Company and its affiliates, which confidential and proprietary information is very valuable to the Company and would be extremely detrimental to the Company if disclosed or used by the Employee, other than in the performance of his/her duties as an employee of the Company and/or its affiliates; and

         WHEREAS, the Employee desires to participate in the Plan.

         THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

Section 1. Award

         The Company hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right, privilege and option (the "Option") to purchase ________ ( ) full shares of the Company's common stock, $.01 par value ("Shares"), on the terms and conditions set forth in this Agreement.

Section 2. Status of Option

         (a) Subject to Plan. The Option and the manner of and the conditions placed upon its exercise shall be subject to all the terms and conditions of this Agreement and of the Plan, as interpreted and administered by the Compensation Committee, or such other committee as the Board of Directors of the Company may designate (the "Plan Committee").

         (b) Intended Tax Status. It is the intention of the Company that the Option shall not be treated as an "incentive stock option" in accordance with
Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3. Price of Shares

         The purchase price of the Shares subject to the Option shall be $____________________ per share.

Section 4. Time of Exercise of Option

         (a) Subject to the provisions of Sections 6 and 7, below, the Option shall be exercisable in accordance with the following schedule, on or before the tenth anniversary of the date of this Agreement:

                  Number of Shares
                Subject to Exercise                              Exercise Period
                -------------------                              ---------------
         ____ (   %) Shares                                   12/31/___ or thereafter;

         An additional ____ (   %) Shares                     12/31/___ or thereafter;

         An additional ____ (   %) Shares                     12/31/___ or thereafter;

         An additional ____ (   %) Shares                     12/31/___ or thereafter;

         An additional ____ (   %) Shares                     12/31/___ or thereafter;

provided, however, the Employee must remain continuously employed by the Company or any of its affiliates from the date of this Agreement through the commencement of an Exercise Period in order for the Shares scheduled to become exercisable during that Exercise Period to actually become exercisable.

         (b) Notwithstanding any provision contained herein, upon the occurrence of a "Change in Control", as defined in the Plan, the Option shall be immediately exercisable with respect to all Shares described in Section 1 which have not previously been purchased by the Employee.

         (c) The Option shall lapse and be forfeited to the extent not exercised on or before its termination in accordance with Section 7 below.

Section 5. Method of Exercise of Units

         (a) The Employee shall exercise the Option with respect to all or any number of full Shares then subject to exercise by written notice to the Plan Committee in the form attached hereto as Exhibit A. Such notice shall either be accompanied (i) by a certified check, bank draft, postal or express money order, personal check (if approved by the Plan Committee), or Shares previously acquired by the Employee in full payment of the option price of the Shares to be purchased; or (ii) a statement, in substantially the form attached hereto as Exhibit B, directing that (A) the certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and (B) at the time such certificate or certificates are delivered, the broker shall tender to the Company cash (or cash equivalents acceptable to the Company) equal to the Option price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option.

         (b) If the Option is being exercised by the Employee's Beneficiary, as defined in the Plan, the Beneficiary's notice of exercise to the Plan Committee shall be accompanied by proof satisfactory to the Committee of the right of such Beneficiary to exercise the Option under this Agreement, the Plan and all applicable laws and regulations.

Section 6. Conditions on Exercise

         Notwithstanding any provision to the contrary in this Agreement:

         (a) The exercise of any portion of the Option or the Company's obligation to deliver Shares upon the exercise of the Option is subject to the satisfaction, in the Plan Committee's sole and absolute discretion, of the following conditions:

                  (i) any withholding liabilities;

                  (ii) any restrictions imposed by any securities exchange or under federal or state law with respect to the listing, registration or qualification of any Shares to be delivered; and

                  (iii) any consent or approval of any regulatory body, the Board of Directors of the Company or the Company's stockholders.

         (b) The Company's obligation to deliver Shares upon the exercise of the Option is further subject to the conditions that:

                  (i) the Employee is not, at the time of exercise, in material breach of any of his or her obligations under this Agreement, or under any other agreement with the Company;

                  (ii) no preliminary or permanent injunction or other order against the delivery of the Shares issued by any federal or state court of competent jurisdiction in the United States shall be in effect;

                  (iii) there shall not be in effect any federal or state law, rule or regulation which prevents or delays delivery of the Shares or payment, as appropriate; and

                  (iv) the Employee or Beneficiary exercising the Option shall confirm any factual matters reasonably requested by the Plan Committee, the Company or counsel for the Company.

Section 7. Termination of Option

         The Option granted hereunder, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

         (a) the expiration of thirty (30) days after the date on which the Employee's employment by the Company or any of its affiliates terminates for any reason other than the retirement, death or disability of the Employee;

         (b) the expiration of one (1) year after the date of the Employee's retirement (as defined in the Plan), death or disability (as defined in the Plan);

         (c) the expiration of fifteen (15) days after the occurrence of a Change in Control; or

         (d) the tenth anniversary of the date of this Agreement.

Section 8. Rights of Stockholder

         Neither the Employee nor his or her Beneficiary, executor, administrator, heirs or legatees shall have any rights of a stockholder in the Company with respect to the Shares covered by the Option unless and until a certificate representing such Shares has been duly issued and delivered to him or her pursuant to this Agreement. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any of its affiliates or to interfere in any way with the right of the Company or, if applicable, its affiliates to terminate his or her employment at any time.

Section 9. Option Nontransferable

         The Option shall not be assignable or transferable, or subject to any disposition, including hypothecation, by the Employee otherwise than by will and the laws of descent and distribution. Any such transfer, disposition, pledge or hypothecation shall be null and void. The Option shall not be subject to execution, attachment or similar process except with the express consent of the Company. During the lifetime of the Employee, the Option shall be exercisable only by him or her.

Section 10. Employee Covenants

         In consideration for the granting of the Option, the Employee hereby covenants and agrees as follows:

         (a) The Employee shall not at any time, directly or indirectly, disclose to any other person, corporation, partnership, proprietorship or other business enterprise, or otherwise use any "Data of a Confidential Nature" except in the performance of Employee's duties as an Employee of the Company and/or an affiliate with respect to the business of the Company and its affiliates. Employee agrees that all Company materials evidencing, reflecting or containing "Data of a Confidential Nature" are and shall remain the sole and exclusive property of the Company and that upon termination of Employee's employment with the Company and its affiliates, all such materials, including but not limited to, records, drawings, blueprints, manuals, brochures, pamphlets and all other materials will be returned to the Company. As used herein "Data of a Confidential Nature" includes, but is not limited to cost, price and customer data, any information on land acquisition programs, information on the Company's (or any affiliate's) plans to acquire new properties or business, information on the Company's (or any affiliate's) compensation programs, information regarding relocations of existing facilities, new properties or business, major changes in organization, competitive bid information, prices paid or received for goods or services, processes, plans, methods of doing business, special needs of customers, or any other information or data which if published, released, or otherwise disseminated might be used to the detriment of the Company, its affiliates or their management or affect their ability to transact business.

         (b) The Employee shall not, at any time, directly or indirectly, or in concert with any other person, corporation, partnership, proprietorship or other business enterprise:

                  (i) induce or attempt to induce any employee or agent of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or

                  (ii) employ (or engage to act, directly or indirectly, as an independent contractor or agent) any employee or agent of the Company or any of its affiliates within six (6) months following termination of such employee's employment or of such agent's agency with the Company or any of its affiliates.

         (c) In the event that any covenant set forth in subparagraph (b) shall be determined by a court of competent jurisdiction to be unenforceable because it extends over too great a period of time, or for any other reason, such covenant shall be interpreted to extend only over the maximum period of other restrictions to which they may be enforceable.

         (d) The covenants set forth in subparagraphs (a) and (b) shall remain in effect regardless of whether the Employee exercises the Option in whole or in part.

         The Employee acknowledges that a breach of the covenants set forth in this Section 10 may cause irreparable damage to the Company and its affiliates, the extent of which may be difficult to ascertain, and that the award of damages may not be adequate relief. The Employee agrees that, in the event of a breach or threatened breach of the covenants contained in this Section 10, the Company may institute an action to compel the specific performance of such covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

         The Employee recognizes and understands that the Employee has acquired and/or shall acquire during his or her employment with the Company and/or its affiliates a considerable amount of confidential and proprietary information with respect to the business of the Company and its affiliates, which confidential and proprietary information is very valuable to the Company and would be extremely detrimental to the Company if disclosed or used by the Employee other than in the performance of his or her duties as an employee of the Company and/or its affiliates. The Employee further acknowledges that the employees of the Company and its affiliates are an integral part of the Company's business and, thus, it is important for the Company and its affiliates to use their maximum efforts to prevent the loss of such employees.

Section 11. Miscellaneous

         (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee and such officers as may be specifically designated by the Company.

         (b) No agreement or representations, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement or the Plan.

         (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. Any action brought relating to this Agreement must be forumed and venued in a court of appropriate jurisdiction located within Franklin County, Ohio. The Employee hereby consents to the jurisdiction of the courts of Franklin County, Ohio with respect to any action brought against the Employee by the Company under this Agreement.

         (d) The Employee agrees that the Company may deduct and withhold from any compensation otherwise payable to him the amounts required to be deducted and withheld by the Company under the provisions of any statue, law or regulations or ordinance heretofore or hereafter enacted in connection with the grant and/or exercise of the Option.

         (e) Notwithstanding any provision contained in this Agreement, the Option issued hereunder is contingent upon the approval of the Plan by the shareholders of the Company at their annual meeting to be held on April 22, 1999. To the extent that the shareholders of the Company fail to approve the Plan, the Option issued hereunder shall be void ab initio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and made effective the day and year first above written.


EMPLOYEE:                                 COMPANY:

                                          M/I SCHOTTENSTEIN HOMES, INC.


                                          By:
----------------------------------            ----------------------------------

                                          Title:
                                                 -------------------------------

----------------------------------
Date

                                    EXHIBIT A
                                    ---------

                          M/I SCHOTTENSTEIN HOMES, INC.
                            1993 STOCK INCENTIVE PLAN
                                   AS AMENDED
                               NOTICE OF EXERCISE


         Pursuant to Section 7(e) of the M/I Schottenstein Homes, Inc. 1993 Stock Incentive Plan as Amended (the "Plan"), the undersigned optionee hereby provides written notice to M/I Schottenstein Homes, Inc. (the "Company") that he/she intends to exercise an option to purchase __________________ (___) shares of the Company's common stock, $.01 par value (the "Shares"), to be effective as of the date on which the Company receives this Notice of Exercise.


                                            EMPLOYEE:


                                            ------------------------------------


                                            ------------------------------------
                                            Date

                                    EXHIBIT B
                                    ---------

                          M/I SCHOTTENSTEIN HOMES, INC.
                            1993 STOCK INCENTIVE PLAN
                                   AS AMENDED
                         STATEMENT OF CASHLESS EXERCISE

         Pursuant to the provisions of Section 7(e) of the M/I Schottenstein Homes, Inc. 1993 Stock Incentive Plan (the "Plan"), the undersigned hereby provides M/I Schottenstein Homes, Inc. (the "Company") with written notice that he/she intends to exercise the option to purchase the common shares of the Company (the "Shares"), as described in the Notice of Exercise (the "Notice") to which this statement is attached, by using a cashless exercise method. As a result, the undersigned hereby directs that the certificate or certificates for the Shares be delivered to a licensed broker acceptable to the Company as the agent for the undersigned and, at the time such certificate or certificates are delivered, the broker shall tender to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the Shares plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the option.


                                            EMPLOYEE:


                                            ------------------------------------


                                            ------------------------------------
                                            Date

                                  AMENDMENT TO
                                OPTION AGREEMENT
                                    UNDER THE
                          M/I SCHOTTENSTEIN HOMES, INC.
                            1993 STOCK INCENTIVE PLAN


         This Amendment is made as of _______________, by and between M/I Schottenstein Homes, Inc., an Ohio corporation (the "Company") and ________________ (the "Employee").

         WHEREAS, the Company and the Employee previously entered into an Option Agreement (the "Agreement") under which the Employee was granted an option (the "Option") to purchase shares of the Company's common stock pursuant to the provisions of the M/I Schottenstein Homes, Inc. 1993 Stock Incentive Plan (the "Prior Plan"); and

         WHEREAS, the Company has amended and restated the Prior Plan in the form of the M/I Schottenstein Homes, Inc. 1993 Stock Incentive Plan, as Amended (the "Amended Plan"), pursuant to which certain enhanced rights were granted, on a retroactive basis, to options granted under the Prior Plan; and

         WHEREAS, the Company and the Employee desire to have such enhanced rights included under the Amended Plan apply to the Option previously granted to the Employee pursuant to the terms of the Agreement and the Prior Plan.

         THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

         1. Any provision contained in the Amended Plan which, by its terms, applies on a retroactive basis to options granted under the Prior Plan, shall be incorporated into the Agreement and made applicable to the Option granted thereunder. The Company and the Employee agree that the interpretation and administration of the Amended Plan, as it applies to the Agreement and the Option, shall be determined, in the discretion of, the Compensation Committee, or such other committee as the Board of Directors of the Company may designate.

         2. All remaining provisions of the Agreement which are not superseded pursuant to the first paragraph of this Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and made effective the day and year first above written.


                                            COMPANY:

                                            M/I SCHOTTENSTEIN HOMES, INC.


                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------
EMPLOYEE:


----------------------------------


----------------------------------
Date